As filed with the Securities and Exchange Commission on August 25, 2005
Registration No. 333-119429

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
To
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	11-2658569 (I.R.S. Employer Identification Number)

3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Office)

Steven C. Quay, M.D., Ph.D.
Chairman of the Board, President and Chief Executive Officer
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022
(212) 326-0133
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Commission File No. 333-119429.
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to	Amount to	Offering Price Per	Aggregate	Amount of
Be Registered	Be Registered (1)	Security (1)	Offering Price (1)(2)	Registration Fee (1)(2)
Common Stock ($0.006 par value)	(3)	(3)	(3)	N/A
Warrants	(3)	(3)	(3)	N/A
Debt Securities	(3)	(3)	(3)	N/A
TOTALS:	(3)	—	$662,500 (4)	$77.98 (5)

(1)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any.

(2)	Does not include aggregate of $80,000,000 of common stock, warrants to purchase common stock and debt securities registered by Nastech Pharmaceutical Company Inc. on a registration statement on Form S-3 (File No. 333-119429) which was declared effective by the Securities and Exchange Commission on October 8, 2004, to which this post-effective amendment relates, and for which a filing fee of $10,136 was previously paid.

(3)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(4)	Represents an additional $662,500 of securities being registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $117.70 per $1,000,000 of securities registered.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF SELECTED INFORMATION
CERTIFICATION
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF PRYOR CASHMAN
EX-23.1: CONSENT OF KPMG LLP

EXPLANATORY NOTE AND
INCORPORATION BY REFERENCE OF SELECTED INFORMATION
     This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-119429) relating to the offering of $80,000,000 of common stock, warrants to purchase common stock and debt securities of Nastech Pharmaceutical Company Inc. (the “Company”), including the exhibits thereto (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 8, 2004, is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), for the purpose of registering an additional $662,500 of securities under the Registration Statement, and includes the registration statement facing page, this page, the signature pages, the exhibit index, the opinion of counsel and the independent registered public accounting firm's consent.
     Pursuant to Rule 462(b), the contents of the Registration Statement are incorporated by reference into this Amendment. This Amendment is being filed for the sole purpose of registering additional securities of the same classes as were included in the Registration Statement. Pursuant to Rule 462(b), this Amendment shall become effective immediately upon filing with the Commission.
CERTIFICATION
     The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $77.98 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on August 25, 2005); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it will undertake to confirm receipt of such instructions by the bank during regular business hours on August 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 25th day of August, 2005.

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ STEVEN C. QUAY, M.D., PH.D.
Steven C. Quay, M.D., Ph.D.
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN C. QUAY, M.D., PH.D. Steven C. Quay, M.D., Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principle Executive Officer)	August 25, 2005
/s/ GREGORY L. WEAVER Gregory L. Weaver	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2005
* J. Carter Beese, Jr.	Director	August 25, 2005
* Dr. Ian R. Ferrier	Director	August 25, 2005
* John V. Pollock	Director	August 25, 2005
* Bruce R. Thaw	Director	August 25, 2005
* Myron Z. Holubiak	Director	August 25, 2005

* Leslie D. Michelson	Director	August 25, 2005
* Gerald T. Stanewick	Director	August 25, 2005

*	Signed by the undersigned, Steven C. Quay, M.D., Ph.D., pursuant to a power of attorney filed as part of this Registration Statement on Form S-3, on the 30th day of September, 2004.

By:	/s/ STEVEN C. QUAY, M.D., PH.D.
Steven C. Quay, M.D., Ph.D.
Attorney-in-fact
EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Pryor Cashman Sherman & Flynn LLP. (1)

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference). (2)

(1)	Filed herewith.

(2)	Previously filed.